UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Dr. San Diego, CA	92131
(Address of principal executive offices)	(Zip Code)

(858) 875-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FATE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of July 29, 2024, the Board of Directors (the “Board”) of Fate Therapeutics, Inc. (the “Company”) increased the size of the Company’s Board from nine to ten directors (the “Board Increase”). The Company effected the Board Increase pursuant to Article VI, Section 3 of the Company’s Amended and Restated Certificate of Incorporation and Article II, Section 2 of the Company’s Amended and Restated Bylaws.

On July 29, 2024, the Board, following a recommendation from the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), appointed Neelufar Mozaffarian, M.D., Ph.D., FACR, to the Board, to serve as a Class II director and member of the NCG Committee and the Science and Technology Committee of the Board. Dr. Mozaffarian was appointed to a newly created vacancy on the Board resulting from the Board Increase.

Since September 2023, Dr. Mozaffarian has served as Chief Medical Officer of Atomwise Inc. (“Atomwise”), where she leads the company’s clinical development, operations, regulatory, and quality teams to progress AI-driven pipeline assets to first-in-human studies. Prior to Atomwise, from May 2022 to March 2023, Dr. Mozaffarian served as Chief Medical Officer of GentiBio, Inc. for autologous and allogenic T-regulatory cell programs aiming to restore immune homeostasis in patients with inflammatory diseases. From April 2021 to May 2022, Dr. Mozaffarian served as the Vice President, Autoantibody Pathway Area at Janssen Pharmaceuticals / Johnson & Johnson. Prior to Janssen, from May 2019 to April 2021, Dr. Mozaffarian served as Senior Vice President at Ichnos Sciences Inc.

Dr. Mozaffarian holds a Ph.D. in microbiology and immunology and an M.D. and an M.S. from the Albert Einstein College of Medicine, and completed an Internal Medicine residency and Rheumatology research fellowship at the University of Washington in Seattle.

Upon her appointment to the Board, Dr. Mozaffarian was granted an option to purchase 80,000 shares of the Company’s common stock (“Common Stock”) at an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Market on July 29, 2024, which will vest in equal monthly installments during the 36 months thereafter, subject to Dr. Mozaffarian’s continued service on the Board.

The Company has also entered into an indemnification agreement with Dr. Mozaffarian in substantially the same form entered into with the other directors of the Company.

There are no arrangements or understandings between Dr. Mozaffarian, on the one hand, and any other persons, on the other hand, pursuant to which Dr. Mozaffarian was selected as a director. Dr. Mozaffarian is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Mozaffarian has no family relationship with any director or executive officer of the Company.

Item 7.01	Regulation FD Disclosures.

On July 31, 2024, the Company issued a press release announcing Dr. Mozaffarian’s appointment to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 31, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2024	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
President and Chief Executive Officer